EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 5, 2013

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT Reports 7% Increase in Third Quarter Normalized FFO to a Record $0.97 Per Diluted Share

Closes $1.2 Billion of Third Quarter Investments, Driving Year-To-Date Investments to $5.3 Billion

Same Store NOI Increases 3.7% for Third Quarter, Including 9.4% Increase in Seniors Housing Operating Portfolio

Toledo, Ohio, November 5, 2013…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s third quarter ended September 30, 2013.

“HCN’s outstanding quarter of internal and external growth is a direct result of our high quality portfolio and best in class relationships,” commented George L. Chapman, Chairman and CEO of Health Care REIT, Inc.  “The strong, same store NOI growth was driven in large part by 9.4% growth in our seniors housing operating portfolio.  The year-to-date $5.3 billion of new high quality investments raised our total investments for the last five years to over $20 billion and once again demonstrates the prowess of our team and strength of the business model.”

Dividend Growth  As previously announced, the Board of Directors declared a cash dividend for the quarter ended September 30, 2013 of $0.765 per share, as compared to $0.74 per share for the same period in 2012, representing a 3.4% increase.  On November 20, 2013, the company will pay its 170th consecutive quarterly cash dividend.  The Board of Directors also approved a new 2014 quarterly cash dividend rate of $0.795 per share ($3.18 per share annually), which represents a 4% increase, commencing with the February 2014 dividend payment.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

Third Quarter Investment Highlights

Avery United Kingdom (“UK”) Lease   During the quarter, the company completed the previously announced  $212 million (£140 million) sale/leaseback transaction with Avery Healthcare. The acquired portfolio includes 14 seniors housing communities with 940 beds in the UK. The average age of the communities is two years. Avery is one of England’s premier seniors housing operators and most active developers. Rent under the triple-net lease will generate an initial yield of 7% and increase 3% per year over the initial 20-year lease term. Avery has guaranteed the lease. Health Care REIT has an exclusive option to invest in Avery’s future acquisitions and new developments.  The company expects to acquire up to four new seniors housing communities per year upon completion of construction, and will add each community to the master lease. The Avery portfolio investment is consistent with the company’s strategy to own high quality, private pay real estate in attractive markets operated by best in class providers. Including the 14 Avery communities, the company has investments in 45 seniors housing communities located in attractive UK markets with an investment balance of $1.7 billion.

Sunrise Completion  As previously announced, the company completed the $745 million final phase of the Sunrise Senior Living property portfolio acquisition on July 1, 2013. The aggregate $4.3 billion investment includes 120 wholly-owned properties and five properties owned in joint ventures with third parties. The company expects the portfolio to generate an unlevered NOI yield exceeding 6.5% in the second half of 2013.

Emeritus Lease  In September, the company completed a triple-net lease transaction with Emeritus on a portfolio of 38 high-quality seniors housing communities previously owned in an 80/20 joint venture between Health Care REIT and Merrill Gardens. As part of the transaction, Health Care REIT acquired Merrill Gardens’ 20% equity interest in the joint venture for $173 million, which includes pro rata mortgage debt of $74 million.  Rent is $54 million in year one and increases by the greater of CPI or 4% in year two and the greater of CPI or 3.25% thereafter, with potential for additional rent beginning in year three if gross revenue from the portfolio exceeds certain thresholds.

Other Investments  The company completed $95 million of hospital acquisitions at a blended yield of 9.5% and $50 million of medical office building acquisitions at a blended yield of 6.9%.  The company also completed development of two seniors

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housing triple-net properties totaling $38 million at a blended initial yield of 8.1%, and one medical office building for $9 million at an initial yield of 8.3%.

Dispositions  Year-to-date, the company sold properties generating $412 million in proceeds and $57 million in gains.  The company also generated $66 million in proceeds from loan payoffs.

Capital Activity  During the quarter, $219 million of the company’s 3.0% convertible senior notes due 2029 were converted or redeemed, leaving a principal balance of $275 million.  Also during the quarter, the company issued just over 1,000,000 shares under its dividend reinvestment program, generating $62 million in proceeds.  In October, the company successfully issued $400 million of unsecured notes maturing in January 2024 priced to yield 4.6%, generating $393 million of proceeds.

Sustainability Report  Today the company will issue its first comprehensive sustainability report.  The report will be accompanied by enhancements to our website.  The information to be contained in the report and on our website further enhances our transparency and confirms company management’s commitment to sustainable business practices to the benefit of the company’s stakeholders.

Outlook for 2013  The company is increasing the mid-point of its 2013 FFO and FAD normalized guidance by two cents per diluted share to reflect investments, capital activity and operational results year-to-date.  Normalized FFO has been increased to a range of $3.74 to $3.80 per diluted share (representing a 6%-8% increase) and normalized FAD to a range of $3.29 to $3.35 per diluted share (representing a 6%-8% increase). The company is revising its 2013 net income guidance primarily to reflect the net impact of the October debt issuance, depreciation and amortization adjustments for investment activity, normalizing items and gains/losses on property sales. The company now expects to report net income attributable to common stockholders in a range of $0.29 to $0.35 per diluted share.  The company’s guidance does not include any additional 2013 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2013 outlook and assumptions on the third quarter 2013 conference call.

Conference Call Information  The company has scheduled a conference call on Tuesday, November 5, 2013 at 10:00 a.m. Eastern Time to discuss its third quarter 2013 results, industry trends, portfolio performance and outlook for 2013. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 19, 2013. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 75617641. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation,

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comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended September 30, 2013, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of September 30, 2013, the company’s broadly diversified portfolio consisted of 1,197 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s facilities; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s facilities; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	September 30,
	2013	2012
Assets
Real estate investments:
Land and land improvements	$1,869,234	$1,268,757
Buildings and improvements	20,387,577	14,766,557
Acquired lease intangibles	1,050,542	572,765
Real property held for sale, net of accumulated depreciation	2,141	153,458
Construction in progress	158,006	219,705
	23,467,500	16,981,242
Less accumulated depreciation and intangible amortization	(2,168,334)	(1,480,293)
Net real property owned	21,299,166	15,500,949
Real estate loans receivable(1)	307,377	284,908
Net real estate investments	21,606,543	15,785,857
Other assets:
Investments in unconsolidated entities	475,574	456,552
Goodwill	68,321	68,321
Deferred loan expenses	68,569	57,539
Cash and cash equivalents	164,838	1,382,252
Restricted cash	80,890	140,404
Receivables and other assets(2)	585,070	391,350
	1,443,262	2,496,418
Total assets	$23,049,805	$18,282,275

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$847,670	$0
Senior unsecured notes	6,395,638	4,921,712
Secured debt	3,115,862	2,314,717
Capital lease obligations	84,069	82,596
Accrued expenses and other liabilities	660,441	405,798
Total liabilities	11,103,680	7,724,823
Redeemable noncontrolling interests	31,706	35,047
Equity:
Preferred stock	1,022,917	1,022,917
Common stock	288,249	259,522
Capital in excess of par value	12,349,678	10,502,057
Treasury stock	(21,263)	(17,531)
Cumulative net income	2,301,869	2,077,641
Cumulative dividends	(4,363,376)	(3,485,592)
Accumulated other comprehensive income	(23,475)	(10,432)
Other equity	5,864	7,445
Total Health Care REIT, Inc. stockholders’ equity	11,560,463	10,356,027
Noncontrolling interests	353,956	166,378
Total equity	11,914,419	10,522,405
Total liabilities and equity	$23,049,805	$18,282,275

(1) Includes non-accrual loan balances of $2,650,000 and $13,035,000 at September 30, 2013 and 2012, respectively.
(2) Includes net straight-line receivable balances of $186,872,000 and $155,495,000 at September 30, 2013 and 2012, respectively.

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Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2013	2012	2013	2012
	Revenues:
	Rental income	$311,731	$277,919	$909,659	$789,748
	Resident fees and service	466,127	174,464	1,164,446	498,295
	Interest income	7,629	8,111	24,325	24,131
	Other income	1,443	1,339	3,168	4,505
	Gross revenues	786,930	461,833	2,101,598	1,316,679

	Expenses:
	Interest expense	116,530	91,915	336,585	271,223
	Property operating expenses	342,730	144,417	874,960	409,236
	Depreciation and amortization	242,668	127,844	628,700	373,344
	General and administrative expenses	28,718	23,679	79,799	77,302
	Transaction costs	23,591	8,264	117,707	42,535
	Loss (gain) on derivatives, net	4,872	409	4,465	(1,712)
	Loss (gain) on extinguishment of debt, net	(4,068)	215	(4,376)	791
	Provision for loan losses	0	27,008	0	27,008
	Total expenses	755,041	423,751	2,037,840	1,199,727

	Income (loss) from continuing operations before income taxes
and income from unconsolidated entities		31,889	38,082	63,758	116,952

	Income tax (expense) benefit	(3,077)	(836)	(7,055)	(3,754)
	Income (loss) from unconsolidated entities	(331)	(739)	(3,529)	2,250
	Income (loss) from continuing operations	28,481	36,507	53,174	115,448

	Discontinued operations:
	Gain (loss) on sales of properties, net	4,707	12,827	57,202	46,046
	Impairment of assets	0	(6,952)	0	(6,952)
	Income (loss) from discontinued operations, net	417	11,124	2,212	33,294
		5,124	16,999	59,414	72,388
	Net income (loss)	33,605	53,506	112,588	187,836
Less:	Preferred dividends	16,602	16,602	49,805	52,527
	Preferred stock redemption charge	0	0	0	6,242
	Net income (loss) attributable to noncontrolling interests	(3,688)	(365)	(4,462)	(2,241)
	Net income (loss) attributable to common stockholders	$20,691	$37,269	$67,245	$131,308

	Average number of common shares outstanding:
	Basic	286,020	224,391	273,148	212,592
	Diluted	288,029	226,258	275,247	214,075

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.07	$0.17	$0.25	$0.62
	Diluted	$0.07	$0.16	$0.24	$0.61

	Common dividends per share	$0.765	$0.74	$2.295	$2.22

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Normalizing Items				Exhibit 1
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Transaction costs	$23,591(1)	$8,264	$117,707	$42,535
Special stock compensation grants	0	0	0	4,316
Loss (gain) on derivatives, net	4,872(2)	409	4,465	(1,712)
Loss (gain) on extinguishment of debt, net	(4,068)(3)	215	(4,376)	791
Provision for loan losses	0	27,008	0	27,008
Held for sale hospital operating expenses	0	0	0	215
Preferred stock redemption charge	0	0	0	6,242
Less: Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	(1,847)	0	(1,858)	0
Total	$22,548	$35,896	$115,938	$79,395

Average diluted common shares outstanding	288,029	226,258	275,247	214,075
Net amount per diluted share	$0.08	$0.16	$0.42	$0.37

Notes:	(1) Primarily costs incurred with seniors housing acquisitions.
	(2) Related to currency hedges executed to lock the exchange rates on international transactions.
	(3) Related to secured debt extinguishments during the quarter.

Funds Available for Distribution Reconciliation				Exhibit 2
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$20,691	$37,269	$67,245	$131,308
Depreciation and amortization(1)	242,981	132,858	630,579	393,243
Losses/impairments (gains) on properties, net	(4,707)	(5,875)	(57,202)	(39,094)
Noncontrolling interests(2)	(10,853)	(4,631)	(22,763)	(13,689)
Unconsolidated entities(3)	8,494	8,518	33,763	15,996
Gross straight-line rental income	(14,714)	(13,231)	(43,044)	(37,162)
Prepaid/straight-line rent receipts	510	1,956	4,951	5,093
Amortization related to above (below) market leases, net	54	972	163	767
Non-cash interest expense	(852)	2,241	3,779	8,782
Cap-ex, tenant improvements, lease commissions	(17,357)	(9,345)	(41,415)	(28,578)
Funds available for distribution	224,247	150,732	576,056	436,666
Normalizing items, net(4)	22,548	35,896	115,938	79,395
Prepaid/straight-line rent receipts	(510)	(1,956)	(4,951)	(5,093)
Funds available for distribution - normalized	$246,285	$184,672	$687,043	$510,968

Average diluted common shares outstanding	288,029	226,258	275,247	214,075

Per share data:
Net income (loss) attributable to common stockholders	$0.07	$0.16	$0.24	$0.61
Funds available for distribution	$0.78	$0.67	$2.09	$2.04
Funds available for distribution - normalized	$0.86	$0.82	$2.50	$2.39

Normalized FAD Payout Ratio:
Dividends per common share	$0.765	$0.74	$2.295	$2.22
FAD per diluted share - normalized	$0.86	$0.82	$2.50	$2.39
Normalized FAD payout ratio	89%	90%	92%	93%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

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Funds From Operations Reconciliation				Exhibit 3
(in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$20,691	$37,269	$67,245	$131,308
Depreciation and amortization(1)	242,981	132,858	630,579	393,243
Losses/impairments (gains) on properties, net	(4,707)	(5,875)	(57,202)	(39,094)
Noncontrolling interests(2)	(12,328)	(5,440)	(25,942)	(15,619)
Unconsolidated entities(3)	11,626	11,913	45,130	22,673
Funds from operations	258,263	170,725	659,810	492,511
Normalizing items, net(4)	22,548	35,896	115,938	79,395
Funds from operations - normalized	$280,811	$206,621	$775,748	$571,906

Average diluted common shares outstanding	288,029	226,258	275,247	214,075

Per share data:
Net income (loss) attributable to common stockholders	$0.07	$0.16	$0.24	$0.61
Funds from operations	$0.90	$0.75	$2.40	$2.30
Funds from operations - normalized	$0.97	$0.91	$2.82	$2.67

Normalized FFO Payout Ratio:
Dividends per common share	$0.765	$0.74	$2.295	$2.22
FFO per diluted share - normalized	$0.97	$0.91	$2.82	$2.67
Normalized FFO payout ratio	79%	81%	81%	83%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2013			Exhibit 4
(in thousands, except per share data)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$0.58	$0.68	$0.29	$0.35
Losses/impairments (gains) on sale of properties, net	(0.19)	(0.19)	(0.21)	(0.21)
Depreciation and amortization(1)	2.97	2.97	3.24	3.24
Funds from operations	3.36	3.46	3.32	3.38
Normalizing items, net(2)	0.34	0.34	0.42	0.42
Funds from operations - normalized	$3.70	$3.80	$3.74	$3.80

FAD Reconciliation:
Net income attributable to common stockholders	$0.58	$0.68	$0.29	$0.35
Losses/impairments (gains) on sale of properties, net	(0.19)	(0.19)	(0.21)	(0.21)
Depreciation and amortization(1)	2.97	2.97	3.24	3.24
Net straight-line rent and above/below amortization(1)	(0.18)	(0.18)	(0.19)	(0.19)
Cap-ex, tenant improvements, lease commissions(1)	(0.25)	(0.25)	(0.24)	(0.24)
Funds available for distribution	2.93	3.03	2.89	2.95
Normalizing items, net(2)	0.34	0.34	0.42	0.42
Prepaid/straight-line rent receipts	(0.02)	(0.02)	(0.02)	(0.02)
Funds available for distribution - normalized	$3.25	$3.35	$3.29	$3.35

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
	(2) See Exhibit 1.